                                EXHIBIT (23)(A)

                        CONSENT OF INDEPENDENT AUDITORS





     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-29234) pertaining to the Sundstrand Corporation Employee Savings Plan, Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-29235) pertaining to the
Sundstrand Corporation Rockford Factory Employee Savings Plan, the Registration Statement (Form S-8 No. 33-53228) pertaining to the Sundstrand Corporation Personal Investment Plan, and the Registration Statement (Form S-8 No. 33-61372) pertaining to the Sundstrand Corporation Stock Incentive Plan, of our report dated January 26, 1995 (except for the Subsequent Event note, as to which the date is February 21, 1995), with respect to the consolidated financial statements of Sundstrand Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Chicago, Illinois
March 8, 1995